UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 25, 2012

Commission File Number: 000-52727

ELRAY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

98-0526438

(IRS Employer Identification Number)

575 Madison Ave

Suite 1006

New York, NY, 10022

  (Address of principal executive offices)

917-775-9689

(Registrants telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 4, 2012, Elray Resources, Inc. (“Elray Resources”) entered into a Public Stock for Private Acquisition Agreement, with Mr. Lao Sio I. Due to Mr. Lao’s inability to meet certain conditions of the Agreement, the deal is now being unwound.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25th, 2012

ELRAY RESOURCES, INC.

(Registrant)

By:   Brian Anthony Goodman, Director.